Exhibit 5.1

WILMER CUTLER PICKERING
    HALE AND DORR LLP

60 STATE STREET BOSTON, MA 02109 +1 617 526 6000 +1 617 526 5000 fax wilmerhale.com

April 29, 2005

Avid Technology, Inc.
Avid Technology Park
One Park West
Tewksbury, MA 01876

Re:
Registration Statement on Form S-4

Ladies and Gentlemen:

This opinion is furnished to you in connection with a Registration Statement on Form S-4 (the "Registration Statement") being filed by Avid Technology, Inc., a Delaware corporation (the "Company"), with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), for the registration of an aggregate of 6,750,000 shares (the "Shares") of Common Stock, $0.01 par value per share (the "Common Stock"), of the Company issuable pursuant to the Agreement and Plan of Merger, dated as of March 20, 2005, by and among the Company, Highest Mountain Corporation, a California corporation and a wholly-owned subsidiary of the Company, and Pinnacle Systems, Inc., a California corporation (the "Merger Agreement").

We are acting as counsel for the Company in connection with the issuance by the Company of the Shares. We have examined signed copies of the Registration Statement to be filed with the Commission. We have also examined and relied upon the Merger Agreement, minutes of meetings of the Board of Directors of the Company as provided to us by the Company, the Certificate of Incorporation and By-Laws of the Company, each as restated and/or amended to date, and such other documents as we have deemed necessary for purposes of rendering the opinions hereinafter set forth.

In our examination of the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, the authenticity of the originals of such latter documents and the legal competence of all signatories to such documents.

We express no opinion herein as to the laws of any state or jurisdiction other than the state laws of the Commonwealth of Massachusetts, the General Corporation Law of the State of Delaware and the federal laws of the United States of America.

BALTIMORE    BEIJING    BERLIN    BOSTON    BRUSSELS    LONDON
MUNICH    NEW YORK    NORTHERN VIRGINIA    OXFORD    WALTHAM    WASHINGTON

Avid Technology, Inc.
April 29, 2005

Based upon and subject to the foregoing, we are of the opinion that, upon the approval by the stockholders of the Company of an amendment to the Company's certificate of incorporation increasing the number of authorized shares of Common Stock from 50,000,000 to 100,000,000 (the "Charter Amendment") and the filing of the Charter Amendment with the Secretary of State of the State of Delaware, the Shares will be duly authorized for issuance and, when the Shares are issued in accordance with the terms and conditions of the Merger Agreement, will be validly issued, fully paid and nonassessable.

It is understood that this opinion is to be used only in connection with the issuance of the Shares while the Registration Statement is in effect.

Please note that we are opining only as to the matters expressly set forth herein, and no opinion should be inferred as to any other matters. This opinion is based upon currently existing statutes, rules, regulations and judicial decisions, and we disclaim any obligation to advise you of any change in any of these sources of law or subsequent legal or factual developments that might affect any matters or opinions set forth herein.

We hereby consent to the filing of this opinion with the Commission as an exhibit to the Registration Statement in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act and to the use of our name therein and in the related Joint Proxy Statement/Prospectus under the caption "Legal Matters." In giving such consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission.

Very truly yours,
WILMER CUTLER PICKERING HALE AND DORR LLP
By:	/s/ DAVID A. WESTENBERG David A. Westenberg, Partner